UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

Greenway Medical Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35413	58-2412516
(State or Other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 Greenway Boulevard
Carrollton, GA 30117
(Address of principle executive offices, including zip code)

(734) 747-7025
Registrant’s telephone number, including area code

N/A
(Former name of registrant, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 4, 2013, Greenway Medical Technologies, Inc., a Delaware corporation (the “Company”) issued a joint press release with Vista Equity Partners Fund IV, L.P. announcing that Crestview Acquisition Corp. has commenced a cash tender offer to purchase all outstanding shares of common stock, par value $0.0001 per share, of the Company at a purchase price of $20.35 per share, net to sellers in cash, without interest thereon and less any required withholding taxes.

The press release and is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information

This document is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. The tender offer for securities of the Company described in this document has not yet been commenced. The offer to buy securities of the Company described in this document will be made only pursuant to the offer to purchase and related materials that Vista Equity Partners filed on Schedule TO with the SEC on October 4, 2013. The Company also filed its recommendation of the tender offer on Schedule 14D-9 with the SEC on October 4, 2013. In connection with the proposed transaction, the Company will also file a preliminary proxy statement with the SEC. Additionally, the Company and Vista Equity Partners will file other relevant materials in connection with the proposed acquisition of the Company by affiliates of Vista Equity Partners pursuant to the terms of the merger agreement. INVESTORS AND STOCKHOLDERS OF GREENWAY ARE ADVISED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9, AND THE PRELIMINARY PROXY STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the Schedule TO, Schedule 14D-9 and preliminary proxy statement, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s Web site at www.sec.gov or at the Company’s Web site at www.greenwaymedical.com. The Schedule TO, Schedule 14D-9 and preliminary proxy statement, as each may be amended or supplemented from time to time, and such other documents may also be obtained, when available, for free from the Company by contacting the Company’s Investor Relations Department at 1.866.242.3805 or by email through the Company’s investor relations page at http://ir.greenwaymedical.com/.

The Company and its respective directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2012 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and the proxy statement and other relevant materials which may be filed with the SEC in connection with the Merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available. Additional information regarding the Company’s directors and executive officers is also included in the Company’s proxy statement for its 2013 annual meeting of stockholders and is included in Part III of the Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements with respect to the tender offer and related transactions, including the benefits expected from the transaction and the expected timing of the completion of the transaction. When used in this document, the words “can,” “will,” “intends,” “expects,” “is expected,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Such statements are based on a number of assumptions that could ultimately prove inaccurate, and are subject to a number of risk factors, including uncertainties regarding the timing of the closing of the transaction, uncertainties as to how many stockholders of the Company may tender their stock in the tender offer, the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, and general economic and business conditions. None of Vista Equity Partners or the Company assumes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Factors that could cause actual results of the tender offer to differ materially include the following: the risk of failing to obtain any regulatory approvals or satisfy conditions to the transaction, the risk that Vista Equity Partners is unable to obtain adequate financing, the risk that the transaction will not close or that closing will be delayed, the risk that the Company’s businesses will suffer due to uncertainty related to the transaction, the competitive environment in our industry and competitive responses to the transaction as well as risk factors set forth above. Further information on factors that could affect the Company’s financial results is provided in documents filed by the Company with the U.S. Securities and Exchange Commission, including the Company’s recent filings on Form 10-Q and Form 10-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Joint Press Release, dated October 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 4, 2013	Greenway Medical Technologies, Inc.

	By:	/s/ William G. Esslinger, Jr.
William G. Esslinger, Jr. Vice President, General Counsel and Secretary